Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File Nos. 333-286744) of our report dated March 10, 2026, relating to the consolidated financial statements of SS Innovations International Inc. (“the Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO India Services Private Limited (predecessor Firm BDO India LLP)

Gurugram, India

March 10, 2026